Exhibit 99.29
 PRESENTED BY LETTERONE | FEBRUARY 2022   Unlock Turkcell’s Potential

 DISCLAIMERS  THIS PRESENTATION IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF LETTERONE TECHNOLOGY (UK) LLP  AND ITS AFFILIATES (COLLECTIVELY, “LETTERONE” OR “L1”) AS OF THE DATE HEREOF.  L1 RESERVES THE RIGHT TO CHANGE OR MODIFY ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS.  ALL OF THE INFORMATION CONTAINED HEREIN IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO Turkcell Iletisim Hizmetleri A.S. (THE “COMPANY”), INCLUDING FILINGS MADE BY THE COMPANY AND OTHER REPORTING PERSONS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND OTHER SOURCES, AS WELL AS L1’S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION.  L1 HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF ALL DATA AND INFORMATION AVAILABLE FROM PUBLIC SOURCES, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS ACCURATE. L1 RECOGNIZES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF L1 WERE SUCH INFORMATION KNOWN.  NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AS TO THE RELIABILITY, ACCURACY, FAIRNESS OR COMPLETENESS OF THE INFORMATION OR OPINIONS CONTAINED HEREIN, AND L1 AND EACH OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS EXPRESSLY DISCLAIM ANY LIABILITY WHICH MAY ARISE FROM THIS PRESENTATION AND ANY ERRORS CONTAINED HEREIN AND/OR OMISSIONS HEREFROM OR FROM ANY USE OF THE CONTENTS OF THIS PRESENTATION.Any forward-looking statements in this PRESENTATION are based on assumptions which may not prove accurate and hypothetical scenarios which may not occur.  YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY OPINION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.THIS PRESENTATION AND THE OPINIONS EXPRESSED HEREIN SHOULD IN NO WAY BE VIEWED AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION WITH RESPECT TO THE COMPANY, COMPANY SECURITIES OR ANY TRANSACTION.  THIS PRESENTATION IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. RECIPIENTS OF THIS PRESENTATION SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN.  THIS PRESENTATION DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.THIS PRESENTATION DOES NOT CONSTITUTE (AND MAY NOT BE CONSTRUED TO BE) A SOLICITATION OR OFFER BY L1 OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS TO BUY OR SELL ANY COMPANY SECURITIES OR SECURITIES OF ANY OTHER PERSON IN ANY JURISDICTION.  THIS PRESENTATION DOES NOT CONSTITUTE FINANCIAL PROMOTION, INVESTMENT ADVICE OR AN INDUCEMENT OR ENCOURAGEMENT TO PARTICIPATE IN ANY PRODUCT, OFFERING OR INVESTMENT OR TO ENTER INTO ANY AGREEMENT. NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG L1 AND ANY OTHER PERSON BY VIRTUE OF THIS PRESENTATION.  NO REPRESENTATION OR WARRANTY IS MADE THAT L1’S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT L1’S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.L1 HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.  THE COMPANY HAS NOT APPROVED NOR DOES IT HAVE ANY RESPONSIBILITY FOR THIS PRESENTATION OR ITS CONTENTS.L1 is the holder of all depository receipts issued by International Mobile Telecom Stichting Administratiekantoor (together with its wholly-owned subsidiary IMTIS Holdings S.à r.l., “IMTIS”). As such, L1 is entitled to the economic benefit of the underlying assets represented by the depository receipts. Neither this PRESENTATION nor any of THE INFORMATION CONTAINED HEREIN shall be construed as an admission of beneficial ownership or that L1 and IMTIS constitute a person or group.  2

 TABLE OF CONTENTS  3  Executive Summary    4  Situation Overview    15  Section 1: Major Operational Inefficiencies     16  Section 2: Weak Commercial Results    21  Section 3: Failure to Unlock Value from Infrastructure and Digital Assets     25  Section 4: Destruction of Value in International Subsidiaries and TOGG    29  Section 5: Low Dividend Payout    31  Section 6: Lack of Alignment Between Management and Shareholders’ Interests    33  Section 7: Poor Corporate Governance and Weak Board    35  Section 8: Investors Have Lost Confidence in Turkcell    39  Strategic Plan for Turkcell    44  General Assembly Proposals    47  Conclusion    51  Appendix    55  Glossary    62

 EXECUTIVE SUMMARY

   ABOUT LETTERONE  5  International, long-term oriented investor with deep cross-sector expertise and a 30+ year track record of sustained value creation  L1 is a privately-owned, international investment firm with deep cross-sector expertise in TMT, retail, energy, financial services and healthcare. L1 is not an “activist” hedge fundL1’s investors founded and developed such companies as: TNK-BP (sold for $56bn), Alfa-Bank ($11bn of equity(1)), X5 Retail Group ($7.2bn Mcap(2)) and Veon ($3.0bn Mcap(2))L1 is led by successful entrepreneurs, former CEOs and international business peopleL1 invests own capital ($26bn of equity with $10bn of liquid funds)(3) for the long-term with no fixed time horizonL1’s purpose is to use an entrepreneurial mindset, long-term vision and active investment to drive sustainable value in sectors vital to future prosperityL1 is committed to the highest standards of corporate governance, business practices and ethicsL1 has in-depth knowledge of emerging markets and a strong track record of disciplined, long-term strategy execution L1 strongly believes in the social and economic importance of telecoms, and we have in excess of $3.0bn invested in the sector  L1 is a Committed and Experienced Telco Investor  L1 owns 19.8% economic interest through IMTIS - 2nd largest Turkcell shareholder Initially invested $1.6bn for 13% in 2005Increased economic interest in 2020 as part of shareholding restructuringTurkcell is dual listed in New York (NYSE) and Istanbul (ISE)  UK greenfield fibre to the home providerBacked by L1 since 2021   Cloud-based BSS software provider to communications industryL1 invested in 2016  Veon is one of the largest EM mobile operators by number of subscribers with $3.0bn MCap(2)L1 owns 48% voting / 56% economic interestInitially invested in 2001Veon is dual listed in New York (NASDAQ) and Amsterdam (AMX)  Company reports as of Sep-2021. Capital IQ as of 31 December 2021. As per unaudited internal reporting on 31 October 2021.

 WHY WE ARE HERE  6  Turkcell has excellent assets, an enviable market position and significant value creation potentialHowever, beneath topline and subscriber growth, Turkcell is shockingly operationally inefficient and is underperforming its peers. It has destroyed value with poor capital allocationThe governance regime is inadequate, Turkcell’s Board is weak and insufficiently accountable to shareholders and disclosure is below international standardsOperating, strategic and governance failings have resulted in poor share price performance and a low valuation – investor confidence has been lostOur efforts to engage constructively with Turkcell’s Board have been rebuffedL1 has a clear, executable plan to realize Turkcell’s potential (“Strategic Plan”). Execution must begin with experienced, transparent and accountable governanceIMTIS is seeking shareholders support at the upcoming Generally Assembly to put the governance foundation in place to address Turkcell’s failings. We need you to vote for:Electing 4 unaffiliated and highly qualified director candidates for 1 yearImproving director accountability with individual director voting (i.e. not slate voting)Bringing disclosure up to internationally accepted standardsApproving 2021 dividend payout of 75% of FY2021 net income   Through IMTIS’ beneficial ownership of 19.8% of Turkcell’s shares.  LetterOne is Turkcell’s 2nd largest economic investor(1) having been invested for over 16 years. Despite an enviable market position and asset base, Turkcell’s strategic and operating performance is weak. Its governance regime is poor. Valuation is low and investor confidence decreasing.CHANGE IS REQUIRED AND IT MUST START BY IMPROVING GOVERNANCE

 THE PROBLEMS AT TURKCELL  7  2  3  Turkcell Failings  Turkcell share price has underperformed Türk Telekom, Turkish stock index and index of EM telcos by 11% / 33% / 63% since June 2020(1)With 3.4x 2022 EV/EBITDA multiple, Turkcell has one of the lowest valuations in EM telco2 international brokers recently downgraded Turkcell to “Sell” for the first time in 5 years and 3 brokers reduced Turkcell to “Hold”    Investors have lost Confidence in Turkcell  Major Operational Inefficiencies: One of the lowest OpFCF margins compared to peersWeak Commercial Results: Loss of market share, high churn, lowest growth in the market with the highest cost and Capex structureLack of Execution of SOTP Value Unlock Strategy: Significant value in digital and infrastructure assets. Value unlock strategy announced 2Q – 2019 – no progress since, despite a robust market environmentDestruction of Value in International Subsidiaries and TOGG: +$2.2bn invested in Ukraine and Belarus, unjustified TOGG investmentLow Dividend: Dividend yield and payout are significantly below EM telco peers despite low leverageNo Alignment between Management and Shareholders’ Interest: Management compensation unrelated to long-term TSR. No stock ownership among managementExceptionally Weak Corporate Governance: Weak Board. Widely criticized director election process in 2021. ISS and Glass Lewis expressed numerous concerns and recommended voting against the Board at the 2021 General Assembly  Since shareholder restructuring transaction announcement of 18-Jun-20

   VOTING RESULTS AT THE 2021 GENERAL ASSEMBLY INDICATE LACK OF TRUST IN THE CURRENT BOARD  8  “[Turkcell] should have a robust nomination and election process to ensure an effective board that is accountable to shareholders. Shareholders should be able to participate in frequent elections of all board members, preferably on an annual basis.”- Norges Bank Investment Management(3)  Proxy Insight. Data as of 21 January 2022. Ownership data from FactSet. Vote results from Proxy Insight. All data as of 21 January 2022. Note that “Institutions” exclude TWF, LetterOne and Turkcell ADRs. SunAmerica represents the lowest-ranked institution for which voting data is available. Although there are 193 institutions for which ownership data is available on FactSet, only 93 of those publicly disclose their voting decisions.Norges Bank Investment Management proxy voting disclosure, available here: https://www.nbim.no/en/the-fund/responsible-investment/our-voting-records/meeting/?m=1517920  The recommendations of ISS and Glass Lewis and the pattern of shareholder voting at the 2021 General Assembly reflect major dissatisfaction with the way Turkcell is being managed  All but one of Turkcell’s 93 shareholders that have publicly disclosed their voting results(1) voted against the proposal to ratify the appointment of directors at the 2021 General AssemblyIn our experience, it is unusual to have such unanimity among the shareholder base, which exemplifies investors’ widespread lack of trust in this Board Both leading proxy advisory firms, ISS and Glass Lewis, recommended against the director appointment ratification proposal  Rank  Institution(2)  Vote at 2021 General Assembly  2  The Vanguard Group, Inc.  AGAINST  3  BlackRock, Inc.  AGAINST  4  Norges Bank Investment Management  AGAINST  5  Nordea Investment Management  AGAINST  6  APG Asset Management  AGAINST  7  Aberdeen Asset Investments  AGAINST  8  Dimensional Fund Advisors  AGAINST  9  Wellington Management  AGAINST  ↓      179  SunAmerica Asset Management  AGAINST

   Initiate Strategic Review  Turkcell Board to immediately form a dedicated Strategic Review Committee (“StratCom”) comprised of a majority of independent directors  Strategic Review Initiatives    To review differentiation, product portfolio and pricing, go-to-market, distribution and customer service practices, as well as operational costs and capex, and develop initiatives to improveTurkcell to commit to sustainable OpFCF margin increase of 5.0-10.0pp to be achieved in a value accretive way. Turkcell to achieve commercial performance appropriate for #1 mobile operator      To unlock value from telco infrastructure and digital assets (e.g., BiP, Paycell, Superonline and Towers)      To terminate value destruction in Ukraine and Belarus telecom subsidiariesTo examine future prospects of TOGG      To develop an attractive dividend guidance resulting in dividend growth at minimum in-line with Turkey’s consumer price inflation    Improve Alignment between Managers and Shareholders  Turkcell Board to introduce a new management incentive plan by summer 2022 Key compensation principles: i) Increase linkage between pay and LT performance; ii) Align management rewards and shareholder value creation  STRATEGIC PLAN TO REALISE TURKCELL’S POTENTIAL  9  1  A  B  C  D  2  We have a clear plan to achieve Turkcell’s potential and make it a leading international digital telecom company  Governance improvements are required to properly oversee and implement this plan to improve Turkcell for all shareholders' benefit

 L1 SEES SIGNIFICANT VALUE UPSIDE POTENTIAL FOR TURKCELL  10    130%uplift  62%uplift  19%uplift  45%uplift  3%uplift  $1.36/shareTRY18.3/share  $0.85/shareTRY11.4/share  $0.62/shareTRY8.3/share  $0.26/shareTRY3.4/share  $0.05/shareTRY0.6/share  $3.12/shareTRY42.0/share  There are numerous ways in which Turkcell can increase its value  Source: L1 Analysis as of 21 January 2022.

 EFFORTS TO ENGAGE WITH TURKCELL’S BOARD HAVE BEEN REBUFFED  11  L1 and IMTIS have sought constructive dialogue with Turkcell. The Board’s decision not to engage with its second largest stakeholder demonstrates its lack of experience, skills and alignment with shareholder interests  Date  Attempt to Engage  Turkcell’s Response  14 – 15 October  L1 met with Turkcell Chairman and management team to present findings of operational and strategic failings. SC 13D amended  Turkcell does not respond  28 October  L1 and IMTIS send a private letter to Turkcell Chairman outlining their concerns and proposed solutions  Turkcell responds with a letter on 12 November, failing to respond to L1’s and IMTIS’ concerns. States that Turkcell “is taking the utmost care to implement the most efficient and optimal governance tools and procedures.” Recommends that, regarding operational matters, “you can always refer your questions and comments to the management”  15 November  L1 and IMTIS publicly disclose their letter via an amended SC 13D and in KAP  Turkcell does not respond  16 November  L1 and IMTIS send a private letter urging the Board to engage constructively, noting that the issues raised are the responsibility of the Board  Turkcell does not respond  18 November  L1 and IMTIS send another letter to the Board noting that their concerns go beyond mere compliance; we request a meeting with the Chairman and Committees’ chairs  Turkcell does not respond  30 November  L1 and IMTIS send another letter indicating an intent to reserve the right to take action to ensure shareholder interests are protected  Turkcell responds with a letter on 8 December, again failing to respond to L1’s concerns. Reiterates view that Turkcell is implementing “the most efficient and optimal internal governance tools,” etc. Once again encourages L1 and IMTIS to speak with management instead  4 January  IMTIS sends a director nomination letter to the Board. IMTIS requests response from the Board by 26-Jan-22. SC 13D amended and disclosed in KAP.   Turkcell filed a 6-K announcing its receipt of a letter dated 4 January from IMTIS that requested the dismissal of four board members and the election of candidates to replace these directors at the next General Assembly. Turkcell does not provide any feedback on director nomination as per IMTIS request by 26-Jan-22

 CORPORATE GOVERNANCE IMPROVEMENTS TO BE VOTED AT THE GENERAL ASSEMBLY  12  Proposed governance changes to create a solid foundation for Turkcell operational turnaround  For 2021FY Turkcell to pay dividend in the amount of 75% of 2021FY Net Income  Those existing directors are: Afif Demirkıran, Nail Olpak, Sir Julian Horn-Smith and Hüseyin Arslan. Those new director candidates are: Serdar Çetin, Gönenç Gürkaynak, Canan M. Özsoy, Alejandro Plater.   IMTIS proposals for the next General Assembly   Proposals address identified concerns (incl. of ISS and Glass Lewis)  Upgrade Turkcell Board of DirectorsIndividual dismissal of 4 existing directors(1) Individual nomination of 4 new(2) unaffiliated directors for 1y term  1  Adopt “Corporate Governance Improvement Package” in the form of Turkcell’s AoA amendments:Individual director voting (i.e. not slate voting)Improve disclosures: i) individual director fees; ii) individual management compensation; iii) information on Board diversity policy, targets, measures and projected timeframes for achievement; iv) individual director attendance for Board and committees; v) auditor fees  2  3  No annual director electionsElection of slate rather than individual nomineesNo disclosure of Board candidates in 2021 General Assembly noticeNo financial expert on Audit CommitteeLack of independence of certain directors  Election of slate rather than individual nomineesDisclosure failings  Unattractive dividend payout vs. peers

 13    Serdar Çetin  Gönenç Gürkaynak  Canan M. Özsoy  Alejandro Plater  Nationality          Leadership Experience  Partner in a leading telco investor, Novator  Founding partner of a top local law firm  CEO of General Electric Turkey  COO of a large international telco, Telecom Austria  Relevant Key Experience  Finance / Telecom / Leadership  International Corporate Governance   Operations/ Leadership / International Corporate Governance   Telecom / Operations. / Leadership  Corporate Board Experience  2 Public+5 Private  -  1 Public+5 Private  1 Public+10 Private  Selected Company Experience          New director nominees bring extensive credentials in telecommunications, finance, corporate governance and leadership. All nominees are unaffiliated with Turkcell shareholders. IMTIS proposes to elect directors for 1 year term and each director nomination to be voted on individually  NEW DIRECTOR NOMINEES WILL UPGRADE TURKCELL’S BOARD    Independent Director Candidates

 PROPOSED CANDIDATES ABLE TO LEAD EXECUTION OF STRATEGIC PLAN  14  Turkcell Problem  Nominee  Nominee Value Add  Major operational inefficienciesFailure to unlock value from infrastructure and digital assetsDestruction of value in international subsidiaries and TOGGLow dividend payoutLack of alignment between management and shareholders’ interests  Serdar Çetin  Over 20 years of successful experience in EM telecoms and technology as an advisor, investor and board member Led hiring of senior management, definition of compensation structures, guiding of companies on growth and value creation, M&A and capital allocation for Play Poland and WoM Chile  Poor corporate governance and weak BoardLack of alignment between management and shareholders’ interestsIndependence from shareholders  Gönenç Gürkaynak  Over 20 years of senior international and Turkish legal experience Among other areas, specializes in Corporate Law, Regulation and ComplianceMember of Corporate Governance Association of Turkey  Major operational inefficiencies and weak commercial resultsPoor corporate governance and weak BoardLack of alignment between management and shareholders’ interests  Canan M. Özsoy  Over 30 years of senior leadership experience in different roles and geographies in international bellwethers, General Electric and Sanofi AventisCEO of multi-billion General Electric Turkey business for 9 years and Chief Growth Officer in MENAT region for 4 years  Major operational inefficiencies Weak commercial resultsDestruction of value in international subsidiaries and TOGG  Alejandro Plater  Best-in-class senior operational and strategic telecom experience from one of the leading international telcos in Central and Eastern Europe, Telecom AustriaTelco relevant ICT experience from Ericsson   New director nominees have the skills and experience required to address most pressing Turkcell’s problems

 SITUATION OVERVIEW

 MAJOR OPERATIONAL INEFFICIENCIES  SECTION 1:

 TURKCELL HAS A UNIQUELY STRONG MARKET POSITION…  17  Turkcell is in a unique group of EM operators that have +45% market share / #1 position in a 3-player market. High market share, leading market position and 3-player market structure should deliver significant efficiency advantages to operators (see p.19)  Mobile Service Revenue Market Share (%) and Market Position  Source: Company reports. Note: Service revenue market share as of 2020. Figures are prior to consolidation M&A deals in Malaysia, Brazil and Indonesia as no impact on 2020 financials as well as disregarding impact from operators with insignificant market share.   Operator Mobile Market Position                                            #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #1  #2  #1  #2  #2  #1  #2  #3  #3  #3  #3  Number of Mobile Players in the Market                                            5  3  4  3  4  3  4  3  4  4  3  4  3  4  3  3  4  4  3  4  4  3            Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market

 …TURKEY IS AN ATTRACTIVE TELCO MARKET…  18  Turkish mobile market had one of the highest USD ARPU in EM in 2020. Despite high inflation, Turkish telcos have consistently delivered real revenue growth, highlighting disciplined competition   Mobile ARPU ($) and Service Revenue Real CAGR ’18-20A (%)  Source: Company reports. Note: Mobile ARPU as of 2020. Revenue Real CAGR calculated as Local Currency CAGR adjusted for inflation CAGR (’18-20A) of the main country of operations.   Service Revenue Real CAGR ’18-20A (%)                                            (1.9%)  (0.5%)  1.6%   0.8%   3.3%   2.4%   (5.3%)  2.6%   (0.4%)  1.4%   (7.2%)  (2.8%)  (0.2%)  6.7%   (6.5%)  9.1%   10.9%   1.5%   5.5%   (3.0%)  (3.9%)  (2.7%)    Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market

 … HOWEVER, TURKCELL IS SHOCKINGLY INEFFICIENT  19  Despite its uniquely strong market positions and an attractive market, Turkcell has the 3rd lowest OpFCF margins among other EM telcos and significantly below both Turkish peers. All operators with uniquely strong market positions are at the top of the ranking  Source: Company reports. Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.   2018-20 Avg. OpFCF as a % of Service Revenue  2018-20 Avg. Adj. EBITDA % of Service Revenue                                            58.7%   61.6%   52.5%   50.8%   52.4%   43.8%   46.7%   42.1%   44.8%   43.2%   49.3%   44.0%   40.7%   32.5%   41.6%   32.9%   37.0%   35.4%   38.3%   34.4%   36.0%   28.4%   2018-20 Avg. Adj. Capex % of Service Revenue                                            9.9%   18.0%   16.3%   17.8%   21.7%   14.7%   17.7%   13.8%   17.0%   18.4%   26.5%   22.6%   19.3%   13.9%   23.4%   15.2%   20.1%   19.3%   23.9%   23.4%   29.5%   18.3%       2020 is only slightly better at 13.3% with no expected improvement in 2021  Bharti’s low marginality has been driven by Jio led market disruption and significant investment needs, Recent trends show significant improvement (2020: 12.4%)     Operators with uniquely strong market position - 45% market share / #1 position in a 3-player market

 10-15 PP EBITDA MARGIN UPSIDE IN TURKCELL COST STRUCTURE  20  No adjustments for average labor costs or PPP across countries has been made.Turkcell Turkey cost base estimated pro-rata with revenue versus other Turkcell Group companies.  Turkcell has an Adj. EBITDA margin upside of 10-15 pp when comparing the controllable cost structure of other efficient operators with similar macro cost conditionsEven vs. the less efficient Türk Telekom, Turkcell has 3 pp upside  Turkcell Turkey operates with significantly higher direct costs and commission costs compared with other peersTurkcell Turkey has potential to expand margins through efficiency gains, striving to reach comparable cost structure to peers  Turkcell Adj. EBITDA Margin Upside (% of Service Revenue)  ~1.2x difference  49.6%  38.3%  58.6%    51.8%  41.8%  64.6%  Turkcell potential Adj. EBITDA 2020(7):  Adj. EBITDA 2020(5):  Total Controllable Costs per Subscriber (2020, USD)(1)  5.0x difference  (2)  (3)  64  27  10  51  37  (4)  Source: Company reports, analysis by leading industry consultant . All taxes have been removed / normalized across operators.Excl. interconnect, equipment and hardware share of direct costs.  #  Number of subscribers (m)  Implied potential improvementfor Turkcell  Applying Controllable cost structure of:   Turk Telekom  Kar-Tel  Kyivstar  As a % of Service revenue.    10-15 pp upside confirmed by leading industry consultant

 WEAK COMMERCIAL RESULTS  SECTION 2:

 TURKCELL IS LOSING TO PEERS ON ITS HOME TURF  22  Turkcell has been Losing Mobile Post-paid Market Share  Turkcell has Highest Mobile Churn  Turkcell has Highest Marketing Costs(2)  Turkcell has Lowest Mobile Post-paid ARPU Growth  Source: Company reports unless stated otherwise. ICTA reportsMarketing costs include marketing, selling expenses and also capitalized customer acquisition costs. .         65%  % share of post-paid customers(1)  66%  69%    Turkcell is known for its i) leading market position in Turkey mobile / #2 in fiber; ii) superior quality mobile network underpinned by the large spectrum allocation (43% of the market and 1.6x of Orange France and 1.1x DT Germany (both ex. 5G)) delivering one of the highest data usage in Europe of 13.7Gb/user, iii) top NPS +17pp vs. #2 and iv) unique for telco digital portfolio, however:  Despite a strong foundation, Turkcell’s commercial results have been subpar over the last two years and since pre-Covid 4Q’2019

 TURKCELL IS LOSING TO PEERS ON ITS HOME TURF (CONT’D)  23  Source: Company reports.Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.     Turkcell has delivered disappointing growth and low margins. Meanwhile, Vodafone Turkey, which is only ~60% of Turkcell Turkey’s size, invests ~50% less and generates higher growth with OpFCF margin that is consistently 6-7pp higher  Turkcell has Lowest Service Revenue Growth in L3Y  Turkcell has Materially Lower OpFCF Margin    Turk Telekom    Turkcell Turkey    Vodafone Turkey

 TURKCELL IS LOSING TO PEERS ON ITS HOME TURF (CONT’D)  24  Turkcell’s EBITDA Margin is Roughly in-line with #3 Player  Turkcell has the Highest CAPEX as a % of Service Revenue  Turkcell has consistently both lower EBITDA margins and higher Capex as % of Service Revenue vs. Turkish peers. Such inefficiency, especially after significant Lira devaluation, may undermine Turkcell future ability to invest ahead of 5G auction and 2G license renewal and/or cause future financial issues  Source: Company reports.Note: Service revenue is Total revenue excluding Equipment sales. OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions.

 FAILURE TO UNLOCK VALUE FROM INFRASTRUCTURE AND DIGITAL ASSETS   SECTION 3:

 TURKCELL HAS VALUABLE INFRASTRUCTURE AND DIGITAL ASSETS  26    Global Towers  Superonline  BiP  Paycell  Key highlights  The only tower company in TurkeyOperates 10.9k towers across Turkey, Ukraine, Belarus and N.CyprusRecognized leader hosting both Türk Telekom and Vodafone with high tenancy (1.7x) for captive towerCo UBS (Feb-19): “Global Tower is a regionally unique asset with potential for expansion, in our view, as the wider region lacks any global tower company involvement”  2nd largest fixed operator with 3.6m customers o/w 50% FTTH41% customer market share in FTTHPure FTTH infrastructure with 4.2m homepass48,000km of fiber rollout across 77 major citiesSole Turkish provider of data speed up to 10G to private customers  Top-5 messenger in Turkey, emerging in large Muslim countries and Caribbean regionUnique telco-grade capabilitiesB2B Multicloud functionality to allow white-labelling by other telcosSeveral white-labelling deals with large multi-national telcos  Leading financial superapp in Turkey with 6m active users (+13m downloads)Member of VISA and BKM (interbank card partnership)Unique B2C services - BNPL (3.7m users)Unique merchant services - QR payments and mPOS (14k merchants) Partnership w/ Hepsi, n11 and others  Key Financials(1) (FY2020)  Revenue: $72m (16% LC yoy)EBITDA: $48mMargin: 68%  Revenue: $790m (15% LC yoy)EBITDA: $417mMargin: 53%  KPIs:+87m downloads+27m 3MAU4.34 avg rating w/ 1.24m reviews  Revenue: $41m (61% LC Non-group revenue growth yoy)EBITDA: $21mMargin: 52%  Strategic options (Outside-in)  Market consolidation (e.g., infra sharing) to realize in-country synergiesIPO or Minority or Full sale to realize multiple uplift vs. telco valuationContribute to a regional platform   Market consolidation (e.g., infra sharing) to realize in-country synergiesIPO or Minority sale to raise efficiently priced capital for network expansion  Raise capital from blue-chip partners to accelerate growthExpediate growth via telco partnership deals w/ equity component  Raise capital from blue-chip partners to accelerate growth  Valuation(Indicative)   10-12x EBITDA  5-7x EBITDA  $40 per MAU (assume 30% MAU / 3MAU ratio)   5x Revenue / 12x EBITDA  Key Comp  Veon RUS / Service Telecom (11.7x)   2-3x uplift vs. MNOs (Telenet, Tele Columbus, Digi)   50% Discount to Telegram rumored $40bn valuation  Airtel Africa Money / TPG, QIA, Mastercard, Chimera Investment  Source: Company reports, AppAnnie. Note: “Fiber-to-the-home” abbreviated as “FTTH,” “Monthly active users” abbreviated as “MAU,” “Mobile network operator” abbreviated as “MNO,” “Mobile point-of-sale” abbreviated as “mPOS.”At average 2020 FX.

 TURKCELL’S SUM-OF-THE-PARTS VALUE UNLOCK STRATEGY HAS STALLED  27  More and more Emerging Market telcos position themselves as “SOTP” investment stories highlighting their telecom, infrastructure, digital B2C and B2B, fintech assets that may trade at superior valuations than pure telcoRecent examples: Jio, MTN, Airtel Africa, Axiata, MTS and Veon SOTP monetization initiatives drive value to shareholders: partial monetization of Airtel Africa MFS business led to ~10% increase in share price at close-of-business-day; Veon sale of Russian towers led to ~20% increase in share price since transaction rumors ~2 weeks priorWhile Turkcell has been increasingly focusing its investor communication on its different parts in the last several years…Monetisation strategy was announced to the market ~3 years ago…2Q’19 results: “Focusing on monetization of digital services” Nov-2019 CMD: “Paycell: Seek Strategic Partner; Superonline: Potential IPO/Strategic pre-IPO partner; Global Towers: Potential IPO” 4Q’20 earnings call: “We are discussing with our Board and shareholders the best timing for [monetizing Paycell, Superonline and Global Towers]”1Q’21 earnings call: “It is not just Superonline [but also others] which we would like to monetize this year”2Q’21 earnings call: “We have not been given any mandate by our shareholders to finalize this process – we still explore alternatives [regarding monetizing Paycell / Superonline]”  The pace of TKC SOTP strategy execution has been disappointing – execution should be professionalized and expedited   …Execution has stalled, and nothing has been achieved  Source: Company reports and transcripts of quarterly earnings calls

 UNLOCKING INFRASTRUCTURE AND DIGITAL ASSETS’ VALUE MAY DELIVER 45% UPSIDE TO TURKCELL’S MARKET CAP  28  (1)  Value Unlock  Additional +TRY8.3 / +$0.62 per share    $1.3bn upside    Valued @ 3.4x EBITDA debt-cash free 2020 EBITDA adj. for TRY depreciation and asset growthNo value for BiP  Paycell  Superonline  Towers  Paycell  Superonline  Towers  BiP  Source: L1 Analysis as of 21 January 2022. Assume 8m MAU.

 DESTRUCTION OF VALUE IN INTERNATIONAL SUBSIDIARIES AND TOGG  SECTION 4:

 TURKCELL’S POOR INVESTMENT TRACK RECORD OUTSIDE OF TURKEY  Subsidiary  Description  Ukraine (100% owned by Turkcell)  Turkcell spent +$1bn in equity contributions to Lifecell Ukraine over the last 17 years (~$165m in L5Y) with no dollar of return(1)Despite significant investments, Lifecell remains a distant #3 player with only 14% revenue market share vs. ~25% share in the allocated spectrum(2)Lifecell generated $6m of OpFC in FY20 or 2.3% of Lifecell revenue. This dilutes Group OpFCF. EqFCF FY20 was -$3m(3)  Belarus (80% owned by Turkcell)  Turkcell spent $1.2bn in equity contributions to Lifecell Belarus over the last 13 years with no dollar of return(1) In addition, there is a $100m contingent obligation to Belarusian Government in case business becomes profitable Despite significant investments, Lifecell remains a distant #3 player with sub 10% revenue market shareTurkcell loses more than $10m per annum in Belarus with little prospect of becoming profitable   TOGG (23% owned by Turkcell)  Established in 2018, TOGG is a Turkish start-up electric vehicle manufacturer founded by Anadolu Group, BMC Otomotiv, Kök Ulaşım, Vestel, Turkcell (each with 19% shareholding initially) and Turkish Union of Chambers and Commodity Exchanges of Turkey (“TOBB”) with 5% shareholding. All the initial major backers of the project have significant automotive or industrial expertise other than TurkcellParties initially committed €500m equity funding to the project with €95m share of Turkcell. However, in 2021 Kök decided not to participate in the capital increase and as a result Turkcell share of the project increased to 23.0%Turkcell has so far invested ~€40m(1) and has further commitment of ~€65m Given TOGG’s total commitment is ~4% of Turkcell’s Market Cap and no contribution to Turkcell’s core business, we believe Turkcell’s Board should review the future of Turkcell’s stake in TOGG   Note: OpFCF is Adj. EBITDA less Adj. Capex. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments. Adj. Capex is Capex minus licenses, capitalized CAC and IFRS 16 lease right-of-use additions. EqFCF defined as OpFCF minus net financial interest paid, minus WC and taxes paid. Based on Turkcell’s historical 20-F reports. Based on financial reporting of Kyivstar, Vodafone Ukraine and Lifecell Ukraine. Based on Lifecell’s financial reports.   30  Management’s weak allocation of capital has added to shareholders’ dissatisfaction

 LOW DIVIDEND PAYOUT  SECTION 5:

 TURKCELL DIVIDEND PAYOUT IS INADEQUATE  32  Turkcell’s dividend payout is significantly below EM telco peers despite low financial leverage. Committing to and addressing operating inefficiency will allow Turkcell to significantly increase dividends   2021 Dividend Payout and LTM Leverage  Dividend Payout Relative to Local Yield(2)  Source: S&P Capital IQ. Data as of 21 January 2022.Net Debt excluding leases. Adj. EBITDA is Reported EBITDA post IFRS 16 and 15 minus capitalized CAC and total lease payments.Excludes Maroc Telecom due to publicly unavailable information.    0.6x    Net Debt/LTM Adj. EBITDA(1)    0.4x    0.7x    0.8x    2.0x    0.0x    0.7x    2.2x    1.1x    1.1x    1.1x

 LACK OF ALIGNMENT BETWEEN MANAGEMENT AND SHAREHOLDERS’ INTERESTS  SECTION 6:

 34  No real long-term alignment between management and shareholders   Existing LTI Plan (based on external reporting)  LTI Plan Flaws  Small share of total compensation delivered via LTI vs. total compVery short-term focused plan with cash payments after 1-2 years  Cash-settled LTI plan introduced in Jan-2016 for selected employees. Payment amount is subject to company performance measures (Shareholder Return > WACC and ranking of TSR vs BIST 30 and peer group) and linked to TKC share price performance. The bonus amount is distributed over a 3y payment planLTI plan constituted only 8.7% of total key management compensation including indemnities, salaries, bonuses and other benefits over 2017-2020 (plan criteria was met in 2017 and 2019 FYs)Turkcell Board members and senior officers only held 0.0028% of shares over the last 2 years (or ~$140k) and not significantly more in the prior years (0.0053% in 2018 or ~$500k – max in the L5Y)    EXISTING LTI PLAN DOES NOT CREATE ALIGNMENT BETWEEN KEY EXECUTIVES AND SHAREHOLDERS   No personal holding / requirements to build ownership of shares by key execsKey execs do not have exposure to both upside and downside like shareholders do   The lack of equity incentives in the LTI plan is inappropriate for a company of Turkcell’s stature

 POOR CORPORATE GOVERNANCE AND WEAK BOARD  SECTION 7:

 THE ISS AND GLASS LEWIS REPORTS ON THE 2021 GENERAL ASSEMBLY HIGHLIGHT NUMEROUS GOVERNANCE AND DISCLOSURE FAILINGS  36  Despite TWF’s initial commitment to improve Turkcell’s corporate governance, the Board has failed to make any significant improvements, and proxy advisory firms have voiced numerous concerns    Expressed Concerns in 2021?  Independent1  Issues      No information on Board candidates (names, bios) provided to investors in 2021 General Assembly notice  Yes  Yes  No proposal regarding the term of office of the Board candidates provided to investors in 2021 General Assembly notice  Yes  Yes  Bundling of the director slate into a single proposal  Yes    Discrepancy between proxy voting resolutions in the Notice and agenda items at the 2021 General Assembly  Yes  Yes  Lack of audit / financial expert on the Audit Committee  Yes  Yes  Lack of independence of Afif Demirkıran and Nail Olpak, despite both being classified as INEDs  Yes  Yes  Lack of independence of two members of the Audit Committee  Yes  Yes  No annual external party board evaluation  Non-mandatory CGP      Expressed Concerns in 2021?  Independent1  Issues      No disclosure of individual director fees    Yes  No disclosure of individual management compensation  Yes    No information regarding Turkcell’s Board diversity policy, targets, measures and projected timeframe to achieve them    Yes  No disclosure of individual director attendance, including attendance at Committee meetings    Yes  No disclosure of fees paid to external auditor  Yes  Yes  No disclosure detailing the amount and beneficiaries of all donations and contributions  Non-mandatory CGP    Committee charters are not publicly available  AoA and Law requirement    Source: Institutional Shareholder Services Proxy Research Report, published on 26 March 2021; Glass Lewis & Co. Proxy Paper, published on 30 March 2021.  Board Governance  Disclosures

 PROXY ADVISORS AND OTHER INVESTORS HAVE NOTED TURKCELL’S GOVERNANCE DEFICIENCIES  37    “Publicly listed companies should disclose all details on proposals at least 30 days prior to the meeting. When this information is not available well in advance of the meeting, investors are not left with sufficient time to evaluate the candidates… [Turkcell] has failed to provide information on the nominees who will be up for election under this [proposal]; such as names, affiliations, and occupations.The company is in the BIST 30 Index which is Turkey’s main large cap index and includes the largest companies with some of the highest levels of foreign institutional ownership. As such, [Turkcell] should adhere to higher disclosure and corporate governance standards.”(1)  26 March 2021  “[Turkcell] provides no information regarding the names and biographical details of nominees, which prevents shareholders from objectively evaluating the performance of directors and their independence… We encourage the Company to provide significantly more information regarding these issues going forward…Under the Company’s articles of association, directors may be elected for a term of up to three years. We usually favor the annual election of the board and believe that shareholders are best served if they are allowed to express disapproval or support of the board’s acts through the annual election of the Company’s directors.”(2)  30 March 2021    Institutional Shareholder Services Proxy Research Report, published on 26 March 2021Glass Lewis & Co. Proxy Paper, published on 30 March 2021.Proxy Insight.  Investor  Rationale for Voting Against Directors at 2021 General Assembly(3)  Allianz Global Investors  Allianz Global believes that shareholders should be given an opportunity to elect directors on an individual basis rather than as a single slate  Aviva Investors  Directors bundled under single resolution.  BMO Global Asset Management  The board should submit directors for re-election individually, rather than as a single slate  British Columbia Investment Management Corp.  We are voting against the slate as we believe it is important to be able to vote on the qualifications of individual directors  DWS Investment  We will generally vote AGAINST, if…Director elections are carried out on a block basis and the qualification or suitability of at least one of the candidates is called into question  The response to the 2021 General Assembly should have alerted the Turkcell Board

 TURKCELL BOARD’S COLLECTIVE EXPERIENCE AND EXPERTISE IS INADEQUATE  38    Independence  Independent1  Finance    Strategic        Governance    Leadership      Independent(1)  Links to Government  Capital Allocation / Investment  M&A / Business Development  Operational Telecom Experience  Digital / ICT Experience  Legal / Regulatory / Risk  GlobalBusiness Perspective  Governance / Compensation  Gender Diversity  Public CompanyBoard  Top TierExecutiveLeadership  Bülent Aksu  No  Yes  ✓   ✓   Only TKC    ✓              Figen Kılıç  No  Yes                ✓       Hüseyin Aydın  No  Yes  ✓   ✓               ✓  ✓   Tahsin Yazar  No  Yes          ✓     ✓        Şenol Kazancı  No  Yes          ✓              Sir Julian Horn-Smith  N/A(2)  No  ✓   ✓   ✓     ✓   ✓       ✓   ✓   Afif Demirkıran  No  Yes                      Nail Olpak  No  Yes  ✓   ✓                   Hüseyin Arslan  N/A(2)  Yes        ✓              Turkcell’s Board lacks critical skills and suffers from a lack of independence  Turkcell’s Board lacks critical skills that we believe are necessary to provide proper oversight of the management team and strategyOnly two directors (one of them Sir Julian Horn-Smith), for example, possess meaningful operational telecom experience (one from Turkcell only), public company and C-Level experienceAs per ISS and Glass Lewis reports, Turkcell’s Board also suffers from a lack of independence, which we believe has led to entrenchment and a resistance to embracing a proactive change agenda for the benefit of all shareholdersVast majority of Turkcell’s directors have some connection to the Turkish government  Independence is based on the standards of ISS and Glass Lewis - Institutional Shareholder Services Proxy Research Report, published on 26 March 2021; Glass Lewis & Co. Proxy Paper, published on 30 March 2021.Independence not assessed by ISS and Glass Lewis as director candidates’ names were not announced at the time of ISS and Glass Lewis reports publication.

 INVESTORS HAVE LOST CONFIDENCE IN TURKCELL  SECTION 8:

 TURKCELL SHARE PRICE HAS SIGNIFICANTLY UNDERPERFOMED   40  Source: Bloomberg. Data as of 21 January 2022.MSCI EM Telecom Services Industry Group Index.. Includes Airtel Africa, AIS, America Movil, Bharti Airtel, Etihad Etisalat, Etisalat, Grameenphone, Magyar Telecom, Maroc Telecom, Maxis, MTN Group, MTN Nigeria, MTS, Ooredoo, Orange Polska, OTE, Rostelecom, Safaricom, Telecom Argentina, Telefonica Brasil, Telkom Indonesia, TIM Brasil, Veon, Vodacom, Zain  Over/(under) performance   (1)  Despite its strong market position, excellent network and digital assets, investor’s loss of confidence in Turkcell is apparent in its share price performance  Turkcell’s Relative TSR since TWF Becoming Shareholder   Turkcell’s Absolute TSR in USD  28/28  #  Turkcell’s TSR ranking in the group of EM Telcos(2)   Relative performance in USD  25/26  22/26  14.4%  3.9%  16.1%  X%  Median USD TSR of EM Telcos(2)

   TURKCELL’S VALUATION IS DEPRESSED  41  Turkcell trades at one of the lowest valuation multiples across EM telcos  Source: S&P Capital IQ. Data as of 21 January 2022.  Low multiple despite very attractive mobile and fiber market positionReflects low FCF generation and dividend payout ratioNo recognition of the unique digital asset portfolio (Facebook acquired 10% in Jio @13.5x NTM EV/EBITDA in Apr’20). Market does not see value unlock catalyst    Türk Telekom lower multiple largely explained by small free float / liquidity; risks related to fixed network concession renewal and banks’ (55% shareholding) intention regarding their share  Median of Selected Peers: 10.6x

     BROKERS HAVE DOWNGRADED THE STOCK  42  UBS and VTB published their first “sell” recommendations on Turkcell shares in many years. GS, BAML and OYAK downgraded to Hold  We downgrade Turkcell to Sell with a new TRY14.8 price target, from TRY18.0 and Neutral previously… [A portion of] the PT downgrade is attributable to the c34% cut to our medium-term FCFF estimates. As explained in detail in this note this is a function of two things primarily: 1) significantly higher capex expectations following two upgrades to fibre rollout plans and other capex plans; and 2) increasing subscriber acquisition costs.”  [W]e think the fundamental challenges (higher capex and accelerating inflation)… against the subdued eFCF yield suggest a break-away from the index. Thus, we downgrade the stock to Sell from Hold...”  5-Nov-21  30-Sep-21  No upgrades in the last year  Source: S&P Capital IQ. Data as of 21 January 2022.

   VOTING RESULTS AT THE 2021 GENERAL ASSEMBLY INDICATE LACK OF TRUST IN THE CURRENT BOARD  43  “[Turkcell] should have a robust nomination and election process to ensure an effective board that is accountable to shareholders. Shareholders should be able to participate in frequent elections of all board members, preferably on an annual basis.”- Norges Bank Investment Management(3)  Proxy Insight. Data as of 21 January 2022. Ownership data from FactSet. Vote results from Proxy Insight. All data as of 21 January 2022. Note that “Institutions” exclude TWF, LetterOne and Turkcell ADRs. SunAmerica represents the lowest-ranked institution for which voting data is available. Although there are 193 institutions for which ownership data is available on FactSet, only 93 of those publicly disclose their voting decisions.Norges Bank Investment Management proxy voting disclosure, available here: https://www.nbim.no/en/the-fund/responsible-investment/our-voting-records/meeting/?m=1517920  The recommendations of ISS and Glass Lewis and the pattern of shareholder voting at the 2021 General Assembly reflect major dissatisfaction with the way Turkcell is being managed  All but one of Turkcell’s 93 shareholders that have publicly disclosed their voting results(1) voted against the proposal to ratify the appointment of directors at the 2021 General AssemblyIn our experience, it is unusual to have such unanimity among the shareholder base, which exemplifies investors’ widespread lack of trust in this Board Both leading proxy advisory firms, ISS and Glass Lewis, recommended against the director appointment ratification proposal  Rank  Institution(2)  Vote at 2021 General Assembly  2  The Vanguard Group, Inc.  AGAINST  3  BlackRock, Inc.  AGAINST  4  Norges Bank Investment Management  AGAINST  5  Nordea Investment Management  AGAINST  6  APG Asset Management  AGAINST  7  Aberdeen Asset Investments  AGAINST  8  Dimensional Fund Advisors  AGAINST  9  Wellington Management  AGAINST  ↓      179  SunAmerica Asset Management  AGAINST

 STRATEGIC PLAN FOR TURKCELL

 Form Strategic Review Committee     Turkcell Board to immediately form a dedicated Strategic Review Committee (“StratCom”) comprised of a majority of independent directors with appropriate skillset and assume ultimate responsibility to deliver Initiatives A-D belowStratCom will develop value maximizing strategy, define KPIs, task mgmt to prepare implementation plan and monitor its deliveryStratCom to ensure implementation plan and KPIs are integrated into business planning and management compensationTurkcell to publicly commit to goalpost KPIs and Initiatives timeline, provide regular progress update during quarterly results calls    Increase OpFCF Performance  StratCom to work with leading industry consultants to: i) prepare detailed benchmarking of operational costs and capex; ii) review differentiation, product portfolio and pricing, go-to-market, distribution and customer service practices (offline and online); iii) analyze root causes for underperformance; iv) identify areas for improvement; v) develop initiatives to improveTurkcell to publicly commit to sustainable OpFCF margin increase of 5.0-10.0pp to be achieved in a value accretive way. Turkcell to achieve commercial performance appropriate for #1 mobile operator    Unlock Value from Telco Infrastructure and Digital Assets   StratCom to work with leading industry consultants and investment banks to i) develop value maximizing strategy for each major telco infrastructure and digital asset taking into account current and projected Turkish macro conditions; ii) oversee strategy execution and realization    Terminate Value Destruction in Non-Core Investments  StratCom to review strategic options and develop value maximizing strategy for Ukraine and Belarus telecom subsidiaries, TOGG investmentTurkcell to publicly commit to terminate any cash burn including via any forms of subsidization and/or equity / quasi equity (e.g., shareholder debt) financing of both Ukraine and Belarus telecom subsidiaries    Commit to Sustainably Growing Dividends  Based on the updated business case with implemented Initiatives, Turkcell to implement higher dividend payout ratio and dividend growth strategyTurkcell to publicly commit to sustainable dividend growth in-line with Turkey’s consumer price inflation   INITIATE STRATEGIC REVIEW  45  B  C  D  A  1

 Principles  Description  Align management rewards and shareholder value creation  Key executives to receive substantial part of their compensation in Turkcell shares and build up a meaningful personal holding of Turkcell shares:50% of Short Term Incentive delivered in Turkcell shares with 2-year deferral A Long Term Incentive Plan for Executives delivered in Turkcell sharesShareholding requirement for Executives: 2x of annual salary for CXOs, 6x for Group CEO  Increase linkage between pay and long-term performance  LTIP with 3 year vesting and delivery in Performance shares, restricted through performance conditions which need to be met  Incentives in line with market best practice & anchored on market competitiveness  Compensation system to be developed in line with the best market practiceDirect oversight and guidance of Compensation CommitteeRegular compensation reviews set in Committee roadmap  IMPROVE ALIGNMENT BETWEEN MANAGERS AND SHAREHOLDERS  Turkcell Board to introduce a new incentive plan by Summer 2022 based on the following key principles  46  2  Turkcell needs a management compensation policy that is aligned with long-term TSR

 GENERAL ASSEMBLY PROPOSALS

 NOMINATE FOUR EXPERIENCED UNAFFILIATED DIRECTORS  48  A  B  C  F  Issues  Solution  Directors lacking appropriate expertise / experienceNo annual director electionsElection of slate rather than individual nomineesNo disclosure of Board candidates in 2021 General Assembly noticeNo financial expert on Audit CommitteeLack of independence of certain directors   Individual dismissal of existing 4 directorsTimely individual nomination of 4 new unaffiliated directors including 3 independent for 1y termProposed new directors will satisfy independence and financial expert criteria   1  IMTIS proposal as per Annex 1 item 10 of IMTIS Holdings GM Convocation Letter sent to Turkcell’s Board on 2 February 2022  Dismissal of the current board members who have not been appointed through the exercise of TWF’s nomination or voting privileges. Namely (each separately): Afif Demirkıran, Nail Olpak, Hüseyin Arslan and Sir Julian Horn-SmithAppointment of the following board members, in each case serving for a term of 1 year until the date of the General Assembly approving the financial statements of the Company for FY2022:Election of Candidate Serdar Cetin as INED Election of Candidate Gönenç Gürkaynak as INEDElection of Candidate Canan M. Özsoy as INEDElection of Candidate Alejandro Plater, as an additional director

 ADOPT CORPORATE GOVERNANCE IMPROVEMENT PACKAGE    49  A  B  C  F  Issue  Solution(1)  Change in Articles of Association: Article 19 to be amended to provide that additional items listed below shall be included in each annual activity report:Individual director feesIndividual management compensationInformation on board diversity policy, targets, measures and projected timeframes for achievementIndividual director attendance for Board and CommitteesAuditor fees  Lack of market standard disclosure  Board accountability to shareholders  Change in Articles of Association: Article 9 to be amended to provide that the appointment and dismissal of each board member will be voted on separately for each individual director/candidate  Major governance changes are required to improve accountability of the Board and upgrade disclosure to market standards  2  IMTIS proposal as per Annex 1 item 3 of IMTIS Holdings GM Convocation Letter and Proposed Amendments to TKC AoA sent to Turkcell’s Board on 2 February 2022

 Shareholders need to steer Turkcell to become efficient and attractive investment   2021FY DIVIDEND PAYMENT PROPOSAL  50  A  B  F  Issue  Unattractive dividend payout vs. peers,cash hoarding, serious operational inefficiencies, value destructive and unjustified investments   For 2021FY Turkcell to pay dividend in the amount of 75% of 2021FY Net Income  3  Solution(1)  IMTIS proposal as per Annex 1 item 12 of IMTIS Holdings GM Convocation Letter and Draft Resolution 2021 Dividend sent to Turkcell’s Board on 2 February 2022

 CONCLUSION

 TURKCELL’S PATH TO OPERATIONAL AND STRATEGIC IMPROVEMENT MUST BEGIN WITH SIGNIFICANT CORPORATE GOVERNANCE UPGRADE  52  Improve Board composition and Corporate Governance framework  Potential to Create Significant Value for Stakeholders if Important Steps Are Taken      Improve OpFCF, commercial efficiency and capital allocation  Unlock value of non-mobile assets. Terminate value destruction in int’l assets  Improve alignment between managers and shareholders  Deliver sustainably growing dividend payments

 L1 SEES SIGNIFICANT VALUE UPSIDE POTENTIAL FOR TURKCELL  53    130%uplift  62%uplift  19%uplift  45%uplift  3%uplift  $1.36/shareTRY18.3/share  $0.85/shareTRY11.4/share  $0.62/shareTRY8.3/share  $0.26/shareTRY3.4/share  $0.05/shareTRY0.6/share  $3.12/shareTRY42.0/share  There are numerous ways in which Turkcell can increase its value  Source: L1 Analysis as of 21 January 2022.

 TURKCELL NEEDS TO IMPLEMENT CHANGE NOW  54  Change is required now to address risks facing Turkcell    Turkcell has significant upside potential. However, challenging macro environment and industry dynamics may further undermine Turkcell’s position if operational and strategic failings are not addressed  Macro: Lira devalued 44% / 72% in 2021 / L4 yearsExpected inflation of almost 50% in 2022 with +100% growth in energy tariffs and 50% minimum wage increaseConsumer confidence is at all time low Debt market access will be volatileIndustry: 5G auction (timing unknown) and 2G license renewal (2023)Turkish peers have better marginsTurkcell’s situation:Even after hedges 59% of debt is FX-denominated. Hedges are less efficient at current USDTRY levelsOnly 3% of revenue is FX-denominated - large mismatch as 7% of Opex and 75% of Capex are FX-denominatedCustomer price adjustments will lag inflation

 APPENDIX

 Serdar Çetin Profile  56    Serdar Çetin has over 20 years of experience in the telecoms and technology sector as an advisor, investor and board member  BackgroundPartner of Novator Partners LLP, a London-based investment advisory firm, where he is responsible for investment sourcing, deal execution and active management of portfolio companies. In Novator Serdar led successful telecom investments in Play Poland and WOM Chile amongst othersPrior to joining Novator, Mr. Cetin worked at Merrill Lynch investment banking and BNP Paribas asset management in LondonExperienced public and private company director  Selected Board ExperienceWOM Chile (Private)Play Group (Public)TurkNet (Private)Machinezone (Private)Netia (Public)Forthnet (Private)Be* Unlimited (Private)  OtherMSc in Management (Grande Ecole) from HEC School of Management in Paris BSc in civil engineering from Middle East Technical UniversityFluent in English, Turkish and French

 Gönenç Gürkaynak Profile  57    Gönenç Gürkaynak has been an attorney for more than 20 years, and is one of Turkey’s leading corporate governance experts  BackgroundFounding Partner of ELIG Gürkaynak Attorneys-at-Law, a leading law firm based in Istanbul, where he heads the regulatory & compliance departmentBefore founding ELIG Gürkaynak Attorneys-at-Law in 2005, Mr. Gürkaynak worked as an attorney at the Istanbul, New York and Brussels offices of White & Case LLP for more than eight yearsHas written extensively on Turkish competition law, corporate law and corporate governanceHolds teaching positions at undergraduate and graduate levels at two universities, and gives lectures in other universities in Turkey  Academic / Teaching ExperienceYeditepe University, School of LawBilgi University, School of LawBilkent University, School of LawBoğaziçi University, Dept. of EconomicsSabancı University, Dept. of Social Sciences  OtherLL.M. from Harvard Law SchoolLL.C from Ankara University Faculty of LawMember of the Corporate Governance Association of TurkeyMember of the Turkish Industry & Business AssociationFluent in English and Turkish

 Canan M. Özsoy Profile  58    Canan M. Özsoybrings over 30 years of senior leadership experience from international bellwethers, General Electric and Sanofi Aventis  BackgroundFormer CEO of General Electric Turkey (2012-2021) and Chief Growth Officer in MENAT region (2017-2021)Prior to this occupied other senior global positions in General Electric based in both the US and France - General Manager of Global Mammography (2011-2012), Chief Marketing Officer of Healthcare Systems (2009-2011) and Chief Marketing Officer of International Markets (2007-2009)Served as Head of Franchise in Metabolic Disease in Sanofi Aventis’ HQ in Paris (2003-2007)Began her corporate career at Hoechst HQ (subsequently Sanofi Aventis) in Istanbul where she progressed to BU Director with responsibility for Marketing and Sales  Selected Recent Board ExperienceGaranti BBVA (Public)  OtherServes on the Board of Trustees and Board of SEV and as a Chairperson of WCD (both NGOs)Vice Chair of AmCham TurkeyDoctorate degree in Dental Medicine from University of Istanbul and MBA from Bosporus UniversityFluent in English, Turkish and French

 Alejandro Plater Profile  59    Alejandro Plater brings over 20 years of senior telecom and ICT experience from Telecom Austria and Ericsson  BackgroundExtensive and broad international career in telecommunications & information and communication technology (ICT), most recently as Group COO of A1 Telekom AustriaPreviously spent nearly 20 years at Ericsson, a leading provider of ICT to communication service providers, in roles of increasing importance, most recently as Vice President and Key Account Manager for major customersBegan his career at Sud America Seguros and also served as a senior underwriter at Chubb  Selected Board ExperienceRoyal KPN (Public)A1 Austria, Bulgaria, Croatia, Slovenia, Macedonia, Belarus, Serbia (Private)Telekom Finanzmanagement (Private)  OtherSeveral executive educations in well-known universities such as Wharton, Columbia and London Business School.Studied economics at the University of Buenos AiresFluent in English, Spanish, Portuguese and Swedish

 GENERAL ASSEMBLY AGENDA PROPOSED BY IMTIS  60  1  2  1  Opening and constitution of the Presiding Committee  2  Authorizing the Presiding Committee to sign the minutes of the meeting  3  Subject to the approval of the Ministry of Trade of the Republic of Turkey and the Capital Markets Board; Discussion of and decision on the amendments to Articles [9, 17 and 19] of the Articles of Association of the Company in accordance with the amendment text that is proposed by IMTIS Holdings S.à r.l. and annexed to the agenda  4  Reading and discussion of the activity report of the Board of Directors relating to the 2021FY  5  Reading the summary of the Independent Audit report relating to the 2021FY  6  Reading, discussion and approval, separately, of the consolidated balance sheet and profit/loss statement of the Company prepared pursuant to the Turkish Commercial Code and Capital Markets Board legislation relating to the 2021FY  7  Discussion of and decision on the release of the Board Members, to be voted on individually and not cumulatively, for their actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.1  Discussion of and decision on the release of Mr. Bülent Aksu for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.2  Discussion of and decision on the release of Mr. Hüseyin Aydın for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.3  Discussion of and decision on the release of Mrs. Figen Kılıç for her actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.4  Discussion of and decision on the release of Mr. Tahsin Yazar for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.5  Discussion of and decision on the release of Mr. Şenol Kazancı for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.6  Discussion of and decision on the release of Mr. Afif Demirkıran for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.7  Discussion of and decision on the release of Mr. Nail Olpak for his actions in connection with the activities and operations of the Company pertaining to the 2021FY;  7.8  Discussion of and decision on the release of Mr. Hüseyin Arslan for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  7.9  Discussion of and decision on the release of Mr. Julian Michael Sir Julian Horn-Smith for his actions in connection with the activities and operations of the Company pertaining to the 2021FY  8  Discussion of and decision on confirming the appointment of the Board Members, if any, who were temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting  9  Informing the General Assembly on the amount of donations and contributions made by the Company in the 2021FY and the beneficiaries of such donations and contributions by explaining each transaction individually; Discussion of and decision on the limit on donations and contributions that can be made by the Company during the period commencing on 1 January 2022 and ending on the date of the Company’s general assembly meeting relating to the 2022FY

 GENERAL ASSEMBLY AGENDA PROPOSED BY IMTIS (CONT’D)  61  1  2  10  Discussion of and decision on the proposed removal of the Board Members, except for those Board Members who have been appointed through the use of the privileges granted to the holders of Group A shares under Article 7 of the Company’s Articles of Association, and those Board Members, if any, who have been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code and Article 9 of the Company’s Articles of Association to fill any board vacancy that may have occurred prior to the date of this General Assembly meeting with respect to the Board Members appointed through the use of the privileges granted to the holders of Group A shares, and appointment of new Board Members in their place  10.1  Discussion of and decision on the removal from the Board of Directors of Mr. Afif Demirkıran or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Afif Demirkıran   10.2  Discussion of and decision on the removal from the Board of Directors of Mr. Nail Olpak or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Nail Olpak   10.3  Discussion of and decision on the removal from the Board of Directors of Mr. Hüseyin Arslan or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Mr. Hüseyin Arslan   10.4  Discussion of and decision on the removal from the Board of Directors of Mr. Julian Michael Sir Julian Horn-Smith or, if applicable, any other Board Member that has been temporarily appointed by the Board of Directors in accordance with Article 363 of the Turkish Commercial Code to fill any board vacancy that may have occurred with respect to Sir Julian Horn-Smith  10.5  Discussion of and decision on the appointment of Mr. Serdar Çetin as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.6  Discussion of and decision on the appointment of Mrs. Mevhibe Canan Ozsoy as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.7  Discussion of and decision on the appointment of Mr. Gönenç Gürkaynak as an independent board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  10.8  Discussion of and decision on the appointment of Mr. Alejandro Douglass Plater as a board member for a term of 1 (one) year to serve until the date of the annual General Assembly meeting approving the consolidated financial statements of the Company for the fiscal year ending 31 December 2022  11  Discussion of and approval of the election of the independent audit firm recommended by the Board of Directors pursuant to the Turkish Commercial Code and applicable capital markets legislation for auditing the accounts and transactions of the Company during the 2022FY  12  Discussion of and decision on the proposed distribution of dividends and dividend distribution date for the 2021FY  12.1  Discussion of and decision on the proposal and draft resolution submitted by IMTIS Holdings S.à r.l., shareholder of the Company, relating to distribution of dividends and the dividend distribution date for the 2021FY  13  Discussion of and decision on permitting the Board Members to be active, on his own behalf or on behalf of others, in any business falling within or outside the scope of the Company's business, to hold an interest in companies carrying out the same business, and to perform other acts in accordance with Articles 395 and 396 of the Turkish Commercial Code  14  Informing the shareholders regarding the guarantees, pledges and mortgages provided by the Company in favour of third parties during the 2021FY and the benefit derived therefrom, in accordance with the Capital Markets Board regulations, by explaining each transaction individually  15  Closing.

 FURTHER CORPORATE GOVERNANCE IMPROVEMENTS TURKCELL BOARD SHOULD IMPLEMENT   62  Irrespective of AoA changes proposed to be voted on at the General Assembly, Turkcell’s Board should follow Turkish Corporate Governance Principles (“CGP”) and widely accepted (as per ISS and Glass Lewis) Corporate Governance practices  Duly and timely inform shareholders of director candidates  Ensure detailed information regarding director candidates (e.g. names, bios, declaration of independence and CMB confirmation of independence) is provided in the AGM Announcement, Invitation and Information Document, and conduct a transparent and swift process for the nomination of INEDs and non-independent directors.Include a requirement to complete the INED candidate nomination process before the AGM announcement.Amend the Nomination Committee Charter accordingly  As per ISS and Glass LewisCGP 1.3.1  No bundling of director slate - individual voting for each candidate  Include in the Nomination Committee Charter a requirement to vote on director candidates individually  As per ISS and Glass Lewis  No discrepancy between proxy voting resolution in the Invitation and agenda items at GM  In preparing the General Assembly agenda, ensure that each agenda item and sub agenda item be set out in detail. Include this principle in the Board of Directors Internal Regulation  As per ISS and Glass Lewis CGP 1.3.2  Ensure INEDs have required skills and experience to serve on Audit Committee  Amend Nomination and Audit Committee Charters to include that “At least 1 member of the Audit Committee shall meet the requirements for an audit committee “financial expert”  As per ISS and Glass LewisCGP 4.3.10, SEC and NYSE rules  Periodic external party Board evaluation  Include in the Board of Directors’ Internal Regulation and Nomination Committee charters requirements for the periodic evaluation of the performance of the Board of Directors  CGP 4.6.1  Committee Charters  Duly prepare each committee charter and/or updates thereof Disclose committee charters in Turkey and US through KAP and on Form 6-K, via corporate website and in its annual report  CGP 4.5.2 and Article 26 of Turkcell’s AoA

 GLOSSARY

 64  Abbreviation  Definition  Adj.  Adjusted  AKP  Adalet ve Kalkınma Partisi (The Justice and Development Party)  AoA  Articles of Association  ARPU  Average revenue per unit  Avg.  Average  CAGR  Compound annual growth rate  Capex  Capital expenditure  CGP  Corporate Governance Principles  CMB  Capital Markets Board of Turkey  CMD  Capital markets day   DEİK  Dış Ekonomik İlişkiler Kurulu (Foreign Economic Relations Board)  EM  Emerging market  EqFCF  Equity free cash flow  Est.  Estimated  FTTH  Fiber-to-the-home  FY2021  Fiscal Year 2021  GA  General Assembly  ICT  Information and communications technology   IFRS  International Financial Reporting Standards  GLOSSARY  Abbreviation  Definition  IFRS  International Financial Reporting Standards  INED  Independent non-executive director   IPO  Initial public offering  KAP  Kamuyu Aydınlatma Platformu (Public Disclosure Platform)  L[#]Y  Last [#] years  LT  Long term  LTI  Long-term incentive  MAU  Month[ly] active users  Mcap  Market capitalization  MNO  Mobile network operator   mPOS  Mobile point-of-sale  NPS  Net promoter score  NPV  Net present value  NYSE  New York Stock Exchange  OpFCF  Operating free cash flow  pp  Percentage point(s)  SEC  Securities and Exchange Commission  SOTP  Sum-of-the-parts  TSR  Total shareholder return  WACC  Weighted average cost of capital